UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: May 24, 2010

(Date of earliest event reported)

Forbes Energy Services Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	333-150853-04	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

See Item 3.02 below, which is incorporated herein by reference.

Item 3.02 – Unregistered Sales of Equity Securities

On May 28, 2010, Forbes Energy Services Ltd., or the Company, completed its previously announced private placement of 580,800 Series B Senior Convertible Preferred Shares, or the Series B Preferred Shares, to West Face Long Term Opportunities Limited Partnership, West Face Long Term Opportunities (USA) Limited Partnership and West Face Long Term Opportunities Master Fund L.P., three private investment funds advised by West Face Capital Inc., collectively, the Investors, for total gross process of $14,520,000. In connection with the private placement, the Company paid the Investors a commitment fee of $290,400.

The Series B Preferred Shares are convertible into the Company’s common shares at an initial rate of 36 common shares per Series B Preferred Share; subject to adjustment in the case of any future subdivision, or consolidation of the common shares, any dividend to holders of the common shares in common shares in which the holders of Series B Preferred Shares do not otherwise receive an equivalent distribution, any dividend to holders of the common shares payable in cash that is greater in value than five percent (5%), calculated on an annual basis, of the then current common share fair market value, or certain reorganizations, recapitalizations, reclassification, consolidations or mergers involving the Company. If all such Series B Preferred Shares are converted, at the initial conversion rate, 20,908,800 common shares will be issued to the holders of the Series B Preferred Shares. No holder of the Series B Preferred Shares is entitled to effect a conversion of Series B Preferred Shares if such conversion would result in the holder (and affiliates) beneficially owning 20% or more of the Company’s common shares. The Toronto Stock Exchange, or the TSX, has conditionally approved the listing of the common shares issuable upon conversion of the Series B Preferred Shares, subject to compliance by the Company with the listing requirements of the TSX. Other terms of the Series B Preferred Shares are summarized below:

Rank: The Series B Preferred Shares rank senior in right of payment to the common shares and any class or series of capital stock that is junior to the Series B Preferred Shares, and pari passu with any series of the Company’s preferred stock that by its terms ranks pari passu in right of payment as to dividends and liquidation with the Series B Preferred Shares.

Dividends: The Series B Preferred Shares are entitled to receive preferential dividends equal to five percent (5%) per annum of the original issue price per share, payable quarterly in February, May, August and November of each year. Such dividends may be paid by the Company in cash and in kind (in the form of additional Series B Preferred Shares). In the event that the payment in cash or in kind of any such dividend would cause the Company to violate a covenant under its debt agreements, the obligation to pay, in cash or in kind, will be suspended until the earlier to occur of (i) and only to the extent any restrictions under the debt agreements lapse or are no longer applicable or (ii) February 16, 2015. During any such suspension period, the preferential dividends shall continue to accrue and accumulate.

Liquidation Preference: Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, no distribution shall be made (i) to the holders of shares ranking junior to the Series B Preferred Shares unless the holders of Series B Preferred Shares shall have received, subject to adjustment as provided above, an amount equal to the original issue price per share of the Series B Preferred Shares plus an amount equal to accumulated and unpaid dividends and distributions thereon to the date of such payment, and (ii) to the holders of shares ranking on a parity with the Series B Preferred Shares, unless simultaneously therewith distributions are made ratably on the Series B Preferred Shares and all other such parity stock in proportion to the total amounts to which the holders of Series B Preferred Shares are entitled.

Voting Rights: The holders of Series B Preferred Shares are not entitled to any voting rights except as provided in the following sentence, in the Company’s bye-laws or otherwise under the Company Act 1981 of Bermuda. If the preferential dividends on the Series B Preferred Shares have not been declared and paid in full in cash or in kind for eight or more quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Shares shall be entitled to vote at any meeting of shareholders with the holders of common shares and to cast the number of votes equal to the number of whole common shares into which the Series B Preferred Shares held by such holders are then convertible.

Optional Redemption: The Series B Preferred Shares may be redeemed by the Company at any time after the third anniversary of the issue date provided that at such time the fair market value of the common shares is greater than 120% of the issue price of the Series B Preferred Shares per share divided by the number of common shares then issuable upon conversion of the Series B Preferred Shares. The redemption price, payable in cash will be the original issue price per Series B Preferred Share plus the related accumulated but unpaid dividends through the redemption date (the “Redemption Price”).

Mandatory Redemption: On the seventh anniversary of the date of issuance of the Series B Preferred Shares, the Company shall redeem any Series B Preferred Shares then outstanding at the then applicable Redemption Price. Such Redemption Price for mandatory redemption may, at the Company’s election, be paid in cash or in common shares valued for such purpose at 95% of the then fair market value of the common shares.

The foregoing description is a summary and is qualified in its entirety by reference to the Certificate of Designation attached as Exhibit 4.1 hereto.

In connection with the closing of the private placement of Series B Shares, the Company entered into a Registration Rights Agreement with the Investors which granted certain demand and “piggyback” registration rights with respect to the common shares issuable upon conversion of the Series B Shares. The foregoing is a summary and is qualified in its entirety by reference to the Registration Rights Agreement attached as Exhibit 10.1 hereto

The Company intends to use the net proceeds from the private placement to make certain required repurchases of 11% senior secured notes issued by certain subsidiaries of the Company and for general corporate purposes, including, without limitation, debt service payments.

On May 24, 2010, the Company issued a press release announcing that its anticipated closing of the above mentioned private placement had been delayed from its originally anticipated date while the Toronto Stock Exchange completed its normal process of verification of the personal information form filed on behalf of the Investors. This verification was completed just prior to the closing of the private placement.

A copy of the press release updating the status of the closing is attached hereto as Exhibit 99.1. This press releases is incorporated by reference herein and the foregoing description thereof is qualified in its entirety by reference to the attached exhibit.

Forward-Looking Information Advisory

This report contains “forward-looking statements,” as contemplated by the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated use of financing proceeds. The Corporation gives no assurance that the forward-looking statements will prove to be correct and does not undertake any duty to update them. The use of financing proceeds is dependent on a variety of factors, including the operating performance of the Corporation and its subsidiaries. Additional factors that you should consider are set forth in detail in the Risk Factors section of the Corporation’s previously filed Annual Report on Form 10-K for the year ended December 31, 2009 as well as other filings the Corporation has made with the Securities and Exchange Commission.

Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.

4.1	Certificate of Designation of the Series B Senior Convertible Preferred Shares

10.1	Registration Rights Agreement dated as of May 28, 2010 between Forbes Energy Services Ltd. and the shareholders listed therein

99.1	Press Release, dated May 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: May 28, 2010	By:	/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Certificate of Designation of the Series B Senior Convertible Preferred Shares

10.1	Registration Rights Agreement dated as of May 28, 2010 between Forbes Energy Services Ltd. and the shareholders listed therein

99.1	Press Release, dated May 24, 2010